Exhibit 99.1

News Release

Abbott Reports First-Quarter 2022 Results

-	Sales growth of 13.8 percent; organic sales growth of 17.5 percent

-	Global COVID-19 testing-related sales of $3.3 billion in the first quarter

-	Excluding COVID-19 testing-related sales, first-quarter reported sales growth of 3.9 percent and organic sales growth of 7.7 percent

-	GAAP diluted EPS growth of 37.0 percent; adjusted diluted EPS growth of 31.1 percent

-	Continues to strengthen portfolio with new product approvals and expanded reimbursement coverage

ABBOTT PARK, Ill., April 20, 2022 — Abbott today announced financial results for the first quarter ended March 31, 2022.

•	First-quarter sales of $11.9 billion increased 13.8 percent on a reported basis and 17.5 percent on an organic basis, which excludes the impact of foreign exchange.

•	First-quarter GAAP diluted EPS[1] was $1.37 and adjusted diluted EPS, which excludes specified items, was $1.73.

•	Global COVID-19 testing-related sales were $3.3 billion in the first quarter.

•	Abbott projects full-year 2022 diluted EPS on a GAAP basis of at least $3.35 and projected adjusted diluted EPS of at least $4.70 remains unchanged.

•	2022 guidance includes projected COVID-19 testing-related sales of approximately $4.5 billion, which Abbott expects to largely occur in the first half of the year and will update on a quarterly basis.

•	In February, Abbott initiated a voluntary recall of certain infant formula products manufactured at one of its U.S. facilities. Abbott is working closely with the U.S. Food and Drug Administration (FDA) and has begun implementing corrective actions and enhancements to the facility.

•	In February, Abbott received FDA approval for an expanded indication for its CardioMEMS™ HF system, a small implantable sensor and remote monitoring system that can detect early warning signs of worsening heart failure.

•	In March, Abbott announced its FreeStyle Libre® system is the first and only continuous glucose monitoring (CGM) system to gain expanded reimbursement in Japan to now include all people with diabetes who use insulin.

•	In April, Abbott announced FDA approval for its Aveir™ single-chamber leadless pacemaker for the treatment of patients in the U.S. with slow heart rhythms. Unlike traditional pacemakers, leadless pacemakers do not require an incision in the chest to implant or leads (wires) to deliver therapy.

"Our diversified business continues to perform well in a challenging environment," said Robert B. Ford, chairman and chief executive officer, Abbott. "We're particularly pleased with the strong performance we're achieving in Medical Devices and Established Pharmaceuticals."

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FIRST-Quarter Business Overview

Note: Management believes that measuring sales growth rates on an organic basis is an appropriate way for investors to best understand the underlying performance of the business. Organic sales growth excludes the impact of foreign exchange.

Following are sales by business segment and commentary for the first quarter 2022:

Total Company

($ in millions)

				% Change vs. 1Q21
	Sales 1Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total *	4,937	6,958	11,895	28.6	5.1	13.8	28.6	11.1	17.5
Nutrition	677	1,217	1,894	(19.0)	1.4	(7.0)	(19.0)	5.8	(4.4)
Diagnostics	2,741	2,545	5,286	67.0	7.3	31.7	67.0	13.0	35.1
Established Pharmaceuticals	--	1,147	1,147	n/a	7.1	7.1	n/a	13.4	13.4
Medical Devices	1,516	2,049	3,565	12.2	4.1	7.4	12.2	11.0	11.5

* Total Q1 2022 Abbott sales include Other Sales of approximately $3 million.

n/a = Not Applicable.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

First-quarter 2022 worldwide sales of $11.9 billion increased 13.8 percent on a reported basis and 17.5 percent on an organic basis.

Worldwide sales, excluding COVID-19 testing-related sales, increased 3.9 percent on a reported basis and 7.7 percent on an organic basis in the quarter.2

Nutrition

($ in millions)

				% Change vs. 1Q21
	Sales 1Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	677	1,217	1,894	(19.0)	1.4	(7.0)	(19.0)	5.8	(4.4)
Pediatric	338	509	847	(33.6)	(8.8)	(20.6)	(33.6)	(5.4)	(18.8)
Adult	339	708	1,047	3.7	10.3	8.0	3.7	15.6	11.5

Worldwide Nutrition sales decreased 7.0 percent on a reported basis and 4.4 percent on an organic basis in the first quarter. During the quarter, sales were negatively impacted by a voluntary recall of certain powder formulas manufactured at one of Abbott's U.S. plants. Excluding the U.S. sales associated with these products in the current and prior years, worldwide Nutrition sales increased 5.0 percent on a reported basis and 8.0 percent on an organic basis in the first quarter.3

In Adult Nutrition, strong performance of Ensure®, Abbott's market-leading complete and balanced nutrition brand, and Glucerna®, Abbott's market-leading diabetes nutrition brand, led to global sales growth of 8.0 percent on a reported basis and 11.5 percent on an organic basis.

Worldwide Pediatric Nutrition sales decreased 20.6 percent on a reported basis and 18.8 percent on an organic basis. Internationally, Pediatric Nutrition sales were unfavorably impacted primarily by challenging market conditions in China.

Diagnostics

($ in millions)

				% Change vs. 1Q21
	Sales 1Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	2,741	2,545	5,286	67.0	7.3	31.7	67.0	13.0	35.1
Core Laboratory	268	916	1,184	(1.2)	0.5	0.1	(1.2)	5.8	4.2
Molecular	172	248	420	(1.8)	(8.5)	(5.9)	(1.8)	(3.8)	(3.0)
Point of Care	91	37	128	(1.0)	0.5	(0.6)	(1.0)	3.8	0.4
Rapid Diagnostics	2,210	1,344	3,554	100.4	16.6	57.5	100.4	23.0	60.8

Worldwide Diagnostics sales increased 31.7 percent on a reported basis and 35.1 percent on an organic basis in the first quarter. Global COVID-19 testing-related sales were $3.3 billion in the quarter, led by sales of rapid testing products.

Sales in Core Laboratory and Molecular Diagnostics were impacted by year-over-year declines in COVID-19 testing-related sales in these businesses. Excluding COVID-19 testing-related sales, Core Laboratory Diagnostics sales and Molecular Diagnostics sales increased 2.4 percent and 24.8 percent, respectively, on a reported basis in the first quarter and 6.6 percent and 29.0 percent, respectively, on an organic basis.4

Established Pharmaceuticals

($ in millions)

				% Change vs. 1Q21
	Sales 1Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	--	1,147	1,147	n/a	7.1	7.1	n/a	13.4	13.4
Key Emerging Markets	--	902	902	n/a	9.8	9.8	n/a	17.1	17.1
Other	--	245	245	n/a	(1.7)	(1.7)	n/a	1.2	1.2

Established Pharmaceuticals sales increased 7.1 percent on a reported basis in the first quarter and increased 13.4 percent on an organic basis.

Key Emerging Markets include several emerging countries that represent the most attractive long-term growth opportunities for Abbott's branded generics product portfolio. Sales in these geographies increased 9.8 percent on a reported basis in the quarter and increased 17.1 percent on an organic basis, led by double-digit growth on a reported and organic basis in several geographies and therapeutic areas, including gastroenterology, respiratory and central nervous system/pain management.

Other sales decreased 1.7 percent on a reported basis and increased 1.2 percent on an organic basis in the quarter.

Medical Devices

($ in millions)

				% Change vs. 1Q21
	Sales 1Q22			Reported			Organic
	U.S.	Int'l	Total	U.S.	Int'l	Total	U.S.	Int'l	Total
Total	1,516	2,049	3,565	12.2	4.1	7.4	12.2	11.0	11.5
Rhythm Management	248	276	524	3.1	(0.8)	1.0	3.1	5.2	4.2
Electrophysiology	216	269	485	20.2	7.2	12.6	20.2	14.4	16.8
Heart Failure	167	54	221	15.3	11.0	14.2	15.3	18.8	16.2
Vascular	209	410	619	(5.1)	(1.3)	(2.6)	(5.1)	4.2	1.0
Structural Heart	190	221	411	13.0	6.0	9.1	13.0	14.5	13.8
Neuromodulation	143	36	179	(1.3)	(9.5)	(3.1)	(1.3)	(2.1)	(1.5)
Diabetes Care	343	783	1,126	35.6	7.7	14.9	35.6	15.1	20.4

Worldwide Medical Devices sales increased 7.4 percent on a reported basis and 11.5 percent on an organic basis in the first quarter. Strong growth in the quarter was driven by double-digit organic growth in Electrophysiology, Heart Failure, Structural Heart and Diabetes Care.

In Diabetes Care, FreeStyle Libre sales were approximately $1.0 billion in the quarter, which represents sales growth of 20.4 percent on a reported basis and 26.2 percent on an organic basis.

Abbott'S EARNINGS-PER-SHARE guidance

Abbott projects full-year 2022 diluted earnings per share under GAAP of at least $3.35. Abbott forecasts specified items for the full-year 2022 of $1.35 per share primarily related to intangible amortization, costs related to a voluntary recall, expenses associated with acquisitions, restructurings and cost reduction initiatives and other net expenses. Excluding specified items, projected adjusted diluted earnings per share of at least $4.70 remains unchanged for the full-year 2022.

Abbott declares 393rd consecutive QUARTERLY DIVIDEND

On Feb. 18, 2022, the board of directors of Abbott declared the company's quarterly dividend of $0.47 per share. Abbott's cash dividend is payable May 16, 2022 to shareholders of record at the close of business on April 15, 2022.

Abbott has increased its dividend payout for 50 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 113,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.

Abbott will live-webcast its first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2021, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Laura Dauer, 224-667-2299 Abbott Media: Karen Twigg May, 224-668-2681 Kate Dyer, 224-668-9965

[1]	All amounts reported relate to continuing operations only as there are no discontinued operations in the periods presented.

[2]	In the first quarter of 2022, COVID-19 testing-related sales were $3.304 billion. In the first quarter of 2021, total worldwide sales were $10.456 billion, which included COVID-19 testing-related sales of $2.185 billion.

[3]	In the first quarter of 2022, U.S. sales of certain powder formulas were $59 million. In the first quarter of 2021, worldwide Nutrition sales were $2.036 billion, which included $288 million of U.S. sales of certain powder formulas.

[4]	In the first quarter of 2022, Core Laboratory and Molecular Diagnostics COVID-19 testing-related sales were $28 million and $246 million, respectively. In the first quarter of 2021, worldwide Core Laboratory and Molecular Diagnostics sales were $1.182 billion and $447 million, respectively. Core Laboratory and Molecular Diagnostics COVID-19 testing-related sales in the first quarter of 2021 were $54 million and $307 million, respectively.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Quarter Ended March 31, 2022 and 2021

(in millions, except per share data)

(unaudited)

	1Q22	1Q21	% Change
Net Sales	$11,895	$10,456	13.8

Cost of products sold, excluding amortization expense	4,987	4,401	13.3
Amortization of intangible assets	512	509	0.5
Research and development	697	654	6.5
Selling, general, and administrative	2,787	2,783	0.2
Total Operating Cost and Expenses	8,983	8,347	7.6

Operating Earnings	2,912	2,109	38.1

Interest expense, net	117	124	(5.7)
Net foreign exchange (gain) loss	(3)	3	n/m
Other (income) expense, net	(78)	(61)	28.6
Earnings before taxes	2,876	2,043	40.8
Taxes on earnings	429	250	72.0	1)

Net Earnings	$2,447	$1,793	36.5

Net Earnings Excluding Specified Items, as described below	$3,077	$2,368	30.0	2)

Diluted Earnings per Common Share	$1.37	$1.00	37.0

Diluted Earnings per Common Share,
excluding Specified Items, as described below	$1.73	$1.32	31.1	2)

Average Number of Common Shares Outstanding
Plus Dilutive Common Stock Options	1,775	1,792

NOTES:

See tables on page 9 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)	2022 Taxes on Earnings includes the recognition of approximately $30 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $30 million in excess tax benefits associated with share-based compensation.

2021 Taxes on Earnings includes the recognition of approximately $80 million in excess tax benefits associated with share-based compensation.

2)	2022 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $630 million, or $0.36 per share, for intangible amortization, charges related to a voluntary recall and other net expenses primarily associated with acquisitions.

2021 Net Earnings and Diluted Earnings per Common Share, excluding Specified Items, excludes net after-tax charges of $575 million, or $0.32 per share, for intangible amortization and other net expenses primarily associated with certain litigation, acquisitions and restructuring actions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information

First Quarter Ended March 31, 2022 and 2021

(in millions, except per share data)

(unaudited)

	1Q22
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$512	$(512)	$--
Gross Margin	6,396	636	7,032	59.1%
R&D	697	(33)	664	5.6%
SG&A	2,787	(39)	2,748	23.1%
Other (income) expense, net	(78)	(15)	(93)
Earnings before taxes	2,876	723	3,599
Taxes on Earnings	429	93	522
Net Earnings	2,447	630	3,077
Diluted Earnings per Share	$1.37	$0.36	$1.73

Specified items reflect intangible amortization expense of $512 million and other net expenses of $211 million that includes costs associated with a product recall, acquisitions, and other net expenses. See page 11 for additional details regarding specified items.

	1Q21
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$509	$(509)	$--
Gross Margin	5,546	549	6,095	58.3%
R&D	654	(28)	626	6.0%
SG&A	2,783	(154)	2,629	25.1%
Other (income) expense, net	(61)	(12)	(73)
Earnings before taxes	2,043	743	2,786
Taxes on Earnings	250	168	418
Net Earnings	1,793	575	2,368
Diluted Earnings per Share	$1.00	$0.32	$1.32

Specified items reflect intangible amortization expense of $509 million and other net expenses of $234 million, primarily associated with certain litigation, acquisitions, restructuring actions and other expenses. See page 12 for additional details regarding specified items.

A reconciliation of the first-quarter tax rates for 2022 and 2021 is shown below:

	1Q22
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,876	$429	14.9%	1)
Specified items	723	93
Excluding specified items	$3,599	$522	14.5%

	1Q21
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,043	$250	12.2%	2)
Specified items	743	168
Excluding specified items	$2,786	$418	15.0%

1)	2022 Taxes on Earnings includes the recognition of approximately $30 million of net tax expense as a result of the resolution of various tax positions related to prior years and approximately $30 million in excess tax benefits associated with share-based compensation.

2)	2021 Taxes on Earnings includes the recognition of approximately $80 million in excess tax benefits associated with share-based compensation.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2022

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$21	$(6)	$512	$109	$636
R&D	(2)	(1)	--	(30)	(33)
SG&A	(11)	--	--	(28)	(39)
Other (income) expense, net	(7)	--	--	(8)	(15)
Earnings before taxes	$41	$(5)	$512	$175	723
Taxes on Earnings (d)					93
Net Earnings					$630
Diluted Earnings per Share					$0.36

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. The Gross Margin amount includes a credit associated with the charges taken in the second quarter of 2021 for a restructuring plan related to Abbott's manufacturing network for COVID-19 diagnostic tests.

c)	Other includes charges related to a voluntary recall within the Nutrition segment and incremental costs to comply with the European Union's Medical Device (MDR) and In Vitro Diagnostics Medical Device (IVDR) Regulations for previously approved products.

d)	Reflects the net tax benefit associated with the specified items, excess tax benefits associated with share-based compensation and net tax expense as a result of the resolution of various tax positions related to prior years.

Abbott Laboratories and Subsidiaries

Details of Specified Items

First Quarter Ended March 31, 2021

(in millions, except per share data)

(unaudited)

	Acquisition or Divestiture- related (a)	Restructuring and Cost Reduction Initiatives (b)	Intangible Amortization	Other (c)	Total Specifieds
Gross Margin	$19	$19	$509	$2	$549
R&D	(2)	--	--	(26)	(28)
SG&A	(13)	(1)	--	(140)	(154)
Other (income) expense, net	--	1	--	(13)	(12)
Earnings before taxes	$34	$19	$509	$181	743
Taxes on Earnings (d)					168
Net Earnings					$575
Diluted Earnings per Share					$0.32

The table above provides additional details regarding the specified items described on page 9.

a)	Acquisition-related expenses include integration costs, which represent incremental costs directly related to integrating the acquired businesses and include expenditures for the integration of systems, processes and business activities.

b)	Restructuring and cost reduction initiative expenses include severance, outplacement, and other direct costs associated with specific restructuring plans and cost reduction initiatives. Restructuring and cost reduction plans consist of distinct initiatives to streamline operations including the consolidation and rationalization of business activities and facilities, workforce reductions, the transfer of product lines between manufacturing facilities, and the transfer of other business activities between sites.

c)	Other primarily relates to the net costs related to certain litigation, the acquisition of a research and development asset, and the impairment of an equity investment.

d)	Reflects the net tax benefit associated with the specified items and excess tax benefits associated with share-based compensation.

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